Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE NUVATION BIO INC.	)	C.A. No. 2023-____-___
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VERIFIED PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205

Petitioner Nuvation Bio Inc. (“Nuvation” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205, seeking to have this Court validate a corporate act as follows:

NATURE OF THE ACTION

1. The Company petitions this Court seeking relief similar to that which several other public entities have recently sought and obtained from this Court to create certainty regarding its capitalization following this Court’s recent decision in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022). In particular, the Company seeks to validate its Amended and Restated Certificate of Incorporation, dated February 10, 2021 (the “New Certificate of Incorporation”), adopted in connection with its business combination with the former Nuvation Bio Inc. (“Legacy Nuvation”) in February 2021, which, among other things, increased the aggregate number of authorized shares of Class A Common Stock from 500,000,000 to 1,000,000,000 and increased the number of authorized shares of Class B common stock from 20,000,000 to 60,000,000. While a majority of the then-outstanding shares of Class A Common Stock and a majority of the then-

outstanding shares of Class B Common Stock voted in favor of adoption of the New Certificate of Incorporation, a separate vote of the Class A Common Stock was not expressly sought, and this Court’s decision in Boxed creates uncertainty as to the validity of the New Certificate of Incorporation, and thus the shares issued, or to be issued pursuant thereto, threatening the Company with irreparable harm as described more fully herein.

2. Pursuant to its proxy statement dated January 20, 2021 (Exhibit A, “2021 Proxy Statement”), the Company solicited stockholder approval to amend and restate its Amended and Restated Certificate of Incorporation, dated June 30, 2020 (Exhibit B, the “Old Certificate of Incorporation”), among other things, to increase the number of shares of the Company’s Class A Common Stock from 500,000,000 to 1,000,000,000 (the “Class A Increase Amendment”) and to increase the number of shares of the Company’s Class B Common Stock from 20,000,000 to 60,000,000 (the “Class B Increase Amendment” and together with the Class A Increase Amendment, the “Share Increase Amendments”). The 2021 Proxy Statement stated that the “affirmative vote of (i) holders of a majority of the outstanding shares of Panacea common stock, voting together as a single class, and (ii) holders of a majority of the outstanding [Class B Common Stock], voting separately as a single class … is required to approve each of the Charter Proposals,” including the Share Increase Amendments. Ex. A at 8.

3. Following its approval, the New Certificate of Incorporation became effective upon filing with the Delaware Secretary of State on February 10, 2021 (Exhibit C, New Certificate of Incorporation). The business combination with Legacy Nuvation also closed on February 10, 2021. Since the business combination, the Company’s Class A Common Stock has traded on the New York Stock Exchange (the “NYSE”) under the ticker symbol “NUVB.”

4. At the time of the filing of the New Certificate of Incorporation, the Company held the view that the New Certificate of Incorporation had received the requisite stockholder votes and thus was validly adopted under the terms of the Old Certificate of Incorporation and Section 242(b)(2) of the General Corporation Law of the State of Delaware (“DGCL”). Section 242(b)(2) provides in relevant part:

The holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class . . . or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. The number of authorized shares of any such class or classes of stock may be increased or decreased . . . by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote irrespective of this subsection, if so provided in the . . . certificate of incorporation . . . .

Section 242(b)(2) thus provides that an amendment to change the number of authorized shares or to adversely affect the powers, preferences or special rights of a class of stock requires a separate vote of such class unless, in the case of a share increase amendment, the certificate of incorporation contains a so-called “Section 242(b)(2) opt-out” provision. Despite not having a “Section 242(b)(2) opt-out provision,” the Company believed that the New Certificate of Incorporation was effective because under the unambiguous language of the Old Certificate of Incorporation, the Class A Common Stock and Class B Common Stock were not separate classes of Common Stock but series of the class of Common Stock.

5. On December 27, 2022, this Court issued an opinion in Garfield v. Boxed, Inc., that calls into question whether the Class A Common Stock and Class B Common Stock were series of the same class of Common Stock or separate classes of stock, and, as a result, the vote required to adopt the Share Increase Amendments and the New Certificate of Incorporation. The Court held, in the context of a fee application, that the plaintiff’s demand based on the claim that Section 242(b)(2) required a separate vote of the holders of the Class A common stock to increase the number of authorized shares of Class A common stock was meritorious when made. Id.

6. As a result of Boxed, the validity of the New Certificate of Incorporation and the shares of capital stock issued, or to be issued, in reliance on the effectiveness of the New Certificate of Incorporation has become and will remain uncertain absent relief from this Court. The Company therefore brings this action pursuant to 8 Del. C. § 205, seeking this Court’s assistance in validating the New Certificate of Incorporation and the shares of capital stock to be issued in reliance on the validity and effectiveness thereof.

FACTUAL ALLEGATIONS

7. The Company is a Delaware corporation originally formed as a special purpose acquisition company (a “SPAC”) under the name Panacea Acquisition Corp. (“Panacea”) on April 24, 2020. On October 20, 2020, the Company entered into an Agreement and Plan of Merger (“the Merger Agreement”), pursuant to which Legacy Nuvation would become a subsidiary of Panacea (the “Business Combination”). The Company, now named Nuvation Bio Inc., is a clinical-stage biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates.

The Proxy Statement

8. On January 20, 2021, the Company filed the 2021 Proxy Statement identifying six proposals to be voted on at a February 9, 2021 special meeting of stockholders (the “Special Meeting”), including Proposal No. 2 with respect to the adoption of the New Certificate of Incorporation. In addition to the Class A Increase Amendment, the New Certificate of Incorporation would effect several changes to the Old Certificate of Incorporation, including:

•	changing the corporate name to Nuvation Bio Inc.

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adding a provision that provides that “holders of New Nuvation Bio Class B common stock are entitled to elect three directors of [] Nuvation Bio or, if applicable, a great number of directors, and that a majority of the [] Nuvation Bio Class B common stock be required to approve any liquidation event, as long as any shares of [] Nuvation Bio Class B common stock are outstanding”;

•	authorizing the issuance of up to 10,000,000 shares of “blank check” preferred stock;

•	providing that the stockholders of the Company will not be allowed to effect any action by written consent; and

•	changing vote thresholds for certain future amendments.

Ex. A at 109. The New Certificate of Incorporation would also authorize the Company to issue new and additional shares of Class B Common Stock—i.e., New Class B Common Stock. Id. at 110.

9. The 2021 Proxy Statement did not specifically require or solicit separate votes of the holders of Class A Common Stock on the New Certificate of Incorporation.

The Special Meeting

10. There were 18,456,250 shares of Common Stock outstanding and entitled to vote at the Special Meeting. See Ex. A at 96. Of the outstanding Common Stock, there were 14,862,500 shares of Class A Common Stock and 3,593,750 shares of Class B Common Stock. Id. As disclosed in the Company’s February 9, 2021 Form 8-K (Exhibit D, the “Voting Results Form 8-K”), the Share Increase

Amendments received the affirmative vote of 14,842,544 shares of Common Stock,

a majority of the 18,456,250 shares of Common Stock entitled to vote. Ex. D at 4. As a result of this affirmative vote, the Company believed that the New Certificate of Incorporation had received the requisite stockholder approval.

11. Moreover, despite not expressly seeking a separate class vote of the Class A Common Stock, the New Certificate of Incorporation was approved by a majority of the Class A Common Stock. Assuming that every single share of Class B Common Stock voted in favor of the Share Increase Amendment, 11,248,794 Class A Common Stock shares voted in favor of Proposal No. 2 out of the 14,862,500 outstanding Class A Common Stock shares, constituting a majority of Class A Common Stock shares outstanding.

Closing of the Business Combination

12. As disclosed in a Form 8-K dated February 12, 2021 (Exhibit E, the “Business Combination Closing Form 8-K”), believing the New Certificate of Incorporation had received the requisite stockholder approval, the Company proceeded to file the New Certificate of Incorporation with the Delaware Secretary of State and to consummate the Business Combination on February 10, 2021. Immediately prior to the closing of the Business Combination, each of the then issued and outstanding Class B Common Stock automatically converted on a one-for-one basis into a share of Class A Common Stock. Pursuant to the Merger Agreement, each share of Legacy Nuvation Class A and each share of Legacy

Nuvation Series A preferred stock were converted into approximately 0.196 shares of the Company’s Class A Common Stock. Each share of Legacy Nuvation Class B Common Stock was cancelled and converted into approximately 0.196 shares of the Company’s Class B Common Stock and, immediately following the closing of the Business Combination, all but 1,000,000 shares of Class B Common Stock were voluntarily converted into shares of Class A Common Stock. In connection with the signing of the Merger Agreement, the Company entered into subscription agreements with certain investors (the “PIPE Investors”), whereby it issued 47,655,000 shares of Class A Common Stock upon closing of the Business Combination. As a result of the foregoing, immediately following the Business Combination, there were 216,650,055 shares of Class A Common Stock, 1,000,000 shares of Class B Common Stock, 5,787,500 warrants (each exercisable for one share of Class A Common Stock), and 9,571,976 shares of Class A Common Stock issued upon exercise of exchanged options. As of February 27, 2023, there were 217,803,722 shares of Class A Common Stock and 1,000,000 shares of New Class B Common Stock issued and outstanding. The number of shares of Class A Common Stock issued and outstanding immediately following the closing of the Business Combination was and at all times through the date hereof has remained less than the 500,000,000 authorized shares of Class A Common Stock originally provided for under the Old Certificate of Incorporation.

The Court’s Authority to Validate Defective Corporate Acts Under Section 205(a)

13. Under Section 205(a)(3), this Court may “[d]etermine the validity and effectiveness of any defective corporate act not ratified . .. . pursuant to § 204” and under Section 205(a)(4), this Court may “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock.” 8 Del. C. § 205(a)(3), (4). A “defective corporate act” is defined, in pertinent part, as “any act or transaction purportedly taken by or on behalf of the corporation that is, and at the time such act or transaction was purportedly taken would have been, within the power of a corporation . . . but is void or voidable due to a failure of authorization.” 8 Del. C. § 204(h)(1). Finally, a “failure of authorization” is defined, in pertinent part, as “the failure to authorize or effect an act or transaction in compliance with (A) the provisions of this title, (B) the certificate of incorporation or bylaws of the corporation, or (C) any plan or agreement to which the corporation is a party or the disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable.” 8 Del. C. § 204(h)(2).

14. Here, if a separate class vote of the Class A Common Stock was required to approve the New Certificate of Incorporation under Section 242(b)(2), it was not expressly disclosed to stockholders and, even though it was in fact obtained, could constitute a “failure of authorization” for purposes of Sections 204 and 205. As a result of this potential failure of authorization, the filing of the New Certificate of Incorporation and any shares of the Company’s capital stock issued in reliance on the effectiveness thereof may be invalid and would therefore constitute “defective corporate acts” and/or “putative stock” under Sections 204 and 205.

15. Thus, the Court has the power under Section 205 to ratify and validate the New Certificate of Incorporation and the shares of the Company’s capital stock issued in reliance on the validity and effectiveness of the New Certificate of Incorporation.

Consideration of Statutory Validation Factors under Section 205(d)

16. Section 205(d) sets forth certain factors that the Court may consider when determining whether to ratify and validate a defective corporate act:

In connection with the resolution of matters pursuant to subsections (a) and (b) of this section, the Court of Chancery may consider the following:

(1) Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;

(2) Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;

(3) Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4) Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and

(5) Any other factors or considerations the Court deems just and equitable.

8 Del. C. § 205(d).

17. Belief in the New Certificate of Incorporation’s Validity. With respect to the factor set forth in Section 205(d)(1), the Company demonstrated its good faith belief that the New Certificate of Incorporation had been properly approved through its actions taken in connection with the closing of the Business Combination. In the Voting Results Form 8-K, the Company disclosed that the New Certificate of Incorporation had been approved by the requisite vote of its stockholders and, as disclosed in the Business Combination Closing Form 8-K, the Business Combination was closed on February 10, 2021 in reliance on having received that approval. On the same day, the New Certificate of Incorporation was filed with the Delaware Secretary of State based on the belief that it had been duly adopted in accordance with Sections 242 and 245 of the DGCL. In connection with the Business Combination, the Company issued shares of Class A Common Stock and New Class B Common Stock to its stockholders based on the belief that the New Certificate of Incorporation was valid and effective. The Company also agreed to issue 47,655,000 shares of Class A Common Stock to PIPE Investors upon closing of the Business Combination. As of the date of this petition, no stockholder has challenged the effectiveness of the vote obtained on the New Certificate of Incorporation, and thus there was no uncertainty about the effectiveness of the New Certificate of Incorporation prior to the Boxed decision.

18. Treatment of the Amendment as Valid. With respect to the factor set forth in Section 205(d)(2), the Company has represented to its public stockholders in the Voting Results Form 8-K that the New Certificate of Incorporation was validly approved. In numerous public filings since the closing of the de-SPAC transaction, the Company has disclosed to its stockholders that there are 1,000,000,000 shares of Class A Common Stock and 60,000,000 shares of Class B Common Stock. See, e.g., the Company’s Form 10-Q, filed with the SEC on November 3, 2022; the Company’s Form 10-Q, filed with the SEC on August 4, 2022; the Company’s Form 10-Q, filed with the SEC on May 9, 2022.

19. Harm Arising from Validation. With respect to the factor set forth in Section 205(d)(3), the Company does not believe that any person would be harmed by the ratification and validation of the Company’s capital structure if this Petition is granted. In fact, such a validation would only confirm the market’s pre-Boxed understanding and maintain the status quo. The purpose of the ratification is to provide certainty to the capital structure of the Company by ensuring that the New Certificate of Incorporation that the Company and its stockholders have been operating under since February 2021 is valid and effective and that the Company’s stockholders hold valid shares of the Company’s capital stock.

20. Harm Arising from Failure to Validate. Indeed, with respect to the factor set forth in Section 205(d)(4), there are many parties that would be harmed if the Company’s capital structure is not validated by this Court.

21. Company stockholders relied on the validity of the New Certificate of Incorporation because it set forth the terms of the securities they held after the Business Combination. These terms include the headroom for the Company to issue up to 1,000,000,000 shares of Class A Common Stock and numerous other material amendments to the Old Certificate of Incorporation approved by the Company’s stockholders and effected by the New Certificate of Incorporation, including the authorization and issuance of the shares of New Class B Common Stock, removing written consent, and changing the vote threshold for certain future amendments. In the absence of validation of the New Certificate of Incorporation, it is unclear whether these provisions and the shares of the Company’s capital stock issued in reliance on the validity of the New Certificate of Incorporation are currently valid and effective. Third parties who purchased or otherwise received the Company’s capital stock or options, warrants or other securities convertible or exercisable for the Company’s capital stock may not have certainty with respect to the validity and rights of those securities.

22. Furthermore, the uncertainty regarding the Company’s capital structure created by the Boxed decision is causing (and will continue to cause) the Company harm. The Company proposed the New Certificate of Incorporation in anticipation of issuing additional shares of capital stock to support its ongoing business operations after the Business Combination. Uncertainty as to the validity of the Company’s outstanding shares may cause market disruption, disturb the Company’s corporate relationships, and could lead to consequent loss of value for the Company’s stockholders.

23. The uncertainty regarding the Company’s capital structure may also threaten to jeopardize the Company’s ongoing operational matters. For example, in January 2021, the board of directors adopted the 2021 Employee Stock Purchase Plan (“ESPP”), which compensates employees through shares of capital stock. Programs and agreements such as these are jeopardized by the uncertainty caused by Boxed because it is unclear whether the Company’s capital structure is valid.

24. Moreover, the Company is required to file its Annual Report on Form 10-K by March 31, 2023. Because there now exists uncertainty regarding the validity of the New Certificate of Incorporation and the shares issued, or to be issued, in reliance thereon, there likewise may be uncertainty as to the statements and representations the Company is required to make in its Form 10-K, which could in turn impact the ability of the Company’s auditors to provide their required consent for the filing of such Form 10-K.

25. Other Factors. With respect to the factor set forth in Section 205(d)(5), at least two “other factors” support granting the relief requested in this Petition.

26. First, 8 Del. C. § 204 is not a practical remedy. Stockholder approval of the ratification would require that the Company call a stockholders meeting, which would take 3-4 months. A Section 205 petition would likely have to be filed to confirm the effectiveness of any Section 204 ratification. In addition, under the self-help method of Section 204, the Company would be required to file a certificate of validation with the Delaware Secretary of State to effectively ratify the New Certificate of Incorporation. 8 Del. C. § 204(e)(3) (requiring the filing of a certificate of validation in circumstances where the defective act ratified relates to a certificate previously filed with the Delaware Secretary of State). The Company understands that processing times for certificates of validation can take as long as 3-4 months, and that while a certificate of validation is being processed by the Delaware Secretary of State, the Company would not be able to obtain certificates of good standing, pay its annual franchise taxes or make any other filings with the Delaware Secretary of State. The 6-8 months of additional uncertainty regarding the Company’s capital structure, plus the necessity of likely having to file a Section 205 petition to confirm the effectiveness of any Section 204 ratification, could have serious consequences for the Company and can be avoided if the Court grants the current relief requested by the Petitioner.

27. Second, the Court has recently provided direction as to whether stockholders can rely on a SPAC’s capital structure. Numerous publicly-traded Delaware corporations who accessed public markets via de-SPAC transactions in the past several years faced the same post-Boxed cloud of uncertainty over their capital structures. By granting these petitions, the Court has offered other SPACs a solution to a widespread problem. Continuing to craft sensible, equitable, and prompt solutions would be in keeping with both this Court’s and the State of Delaware’s reputations as the United States’ preeminent caretakers of corporate law and governance.

28. The Company respectfully seeks this Court’s assistance to validate the New Certificate of Incorporation and the shares of the Company’s capital stock issued in reliance on the validity and effectiveness of the New Certificate of Incorporation to prevent ongoing harm to the Company.

COUNT ONE

(Validation of Corporate Acts Under 8 Del. C. § 205)

29. The Company repeats and reiterates the allegations above as if fully set forth herein.

30. The Company is authorized to bring this petition under 8 Del. C. § 205(a).

31. Under 8 Del. C. § 205(a), this Court may determine the validity and effectiveness of any corporate act or defective corporate act. A defective corporate act includes any act or transaction purportedly taken by or on behalf of the corporation that is within the power of a corporation but is void or voidable due to a failure of authorization. A failure of authorization includes, among other things, the failure to authorize or effect an act or transaction in compliance with “(A) the provisions of [the DGCL], (B) the certificate of incorporation or bylaws of the corporation … if and to the extent such failure would render such act or transaction void or voidable.” 8 Del. C. § 204(h)(2).

32. The Company filed the New Certificate of Incorporation with the good faith belief that it was adopted in compliance with Delaware law.

33. The Company has treated the New Certificate of Incorporation as valid and effective and treated all shares of capital stock issued in reliance on the effectiveness and validity of the New Certificate of Incorporation as valid and effective.

34. Third parties, including financing sources, key business partners, stockholders, employees and directors, have relied on the validity of the New Certificate of Incorporation and treated all shares of capital stock issued in reliance on the effectiveness and validity of the New Certificate of Incorporation as valid.

35. On information and belief, no persons would be harmed by the validation of the New Certificate of Incorporation. The results of the Special Meeting and the filing of the New Certificate of Incorporation were all disclosed publicly, and actions have been taken in reliance thereon.

36. As previously noted, the Company, its prospects and its stockholders may be irreparably and significantly harmed absent relief from this Court.

PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter an order as follows:

A. Validating and declaring effective the New Certificate of Incorporation, including the filing and effectiveness thereof, as of the date and time that the New Certificate of Incorporation was originally filed with the Delaware Secretary of State; and

B. Validating and declaring effective all shares of the Company’s capital stock issued in reliance on the validity and effectiveness of the New Certificate of Incorporation as of the date and time of the original issuance of such shares; and

C. Granting such other and further relief as this Court deems proper.

/s/ Kevin M. Gallagher
Kevin M. Gallagher (#5337)
Nicholas F. Mastria (#7085)
RICHARDS, LAYTON & FINGER, P.A.
920 North King Street
Wilmington, Delaware 19801
(302) 651-7700

Attorneys for Petitioner Nuvation Bio Inc.

Dated: February 28, 2023

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